Exhibit E-2

Georgia Power Company

                                                      November 12, 2001

TO:               All Holders of General Accounting Procedures

FROM:             Mike Pannullo
                  Accounting Procedures and Training Manager

RE:               GAP 66, Company Loans



The Employee Computer Skills Promotion Program section has been updated. Furniture, game software and digital cameras are not eligible components of the Personal Computer Loan program.

The Employee Energy Express Loan Program section has been deleted. This program was discontinued March 31, 2001.

Please review this procedure carefully. All changes are in bold print. Should you have any questions on this procedure, please call Sandy Stewart at 8-506-2018.

APPROVALS:


----------------------------
Mike Pannullo
Accounting Procedures and Training Manager

Georgia Power Company



                                                   December 14, 2000

TO:               All Holders of General Accounting Procedures

FROM:             Mike Pannullo
                  Accounting Procedures and Training Manager

RE:               GAP 66, Company Loans



The Power Perks program has been discontinued. This guideline has been updated to delete the Power Perks section.

The Employee Computer Skills Promotion Program section has been updated. Applications for a personal computer loan are now processed through Corporate Accounting.

Please review this procedure carefully. All changes are in bold print. Should you have any questions on this procedure, please call Sandy Stewart at 8-506-2018.

APPROVALS:


----------------------------
Mike Pannullo
Accounting Procedures and Training Manager

REVISED November 12, 2001                                              GAP 66-i



                              GEORGIA POWER COMPANY

                         GENERAL ACCOUNTING PROCEDURE 66

                                  COMPANY LOANS


                          ----------------------------

                                TABLE OF CONTENTS
                          ----------------------------


Introduction................................................................1

   PURPOSE..................................................................1
   SCOPE....................................................................1
   POLICY...................................................................1
   TAX IMPLICATIONS.........................................................2

EMPLOYEE COMPUTER SKILLS PROMOTION PROGRAM..................................3

   DEFINITION...............................................................3
   ELIGIBILITY REQUIREMENTS.................................................3
   TERMS OF ASSISTANCE......................................................3
   APPLYING FOR A PERSONAL COMPUTER LOAN....................................4
   UPGRADING EQUIPMENT......................................................5
   TERMINATION OF EMPLOYMENT................................................6
   PAYING OFF A PERSONAL COMPUTER LOAN......................................6

EMPLOYEE EQUIPMENT LOANS....................................................7

   DEFINITION...............................................................7
   ELIGIBILITY REQUIREMENTS.................................................7
   TERMS OF ASSISTANCE......................................................7
   APPLYING FOR AN EMPLOYEE EQUIPMENT LOAN..................................8
   PAYING OFF AN EMPLOYEE EQUIPMENT LOAN....................................9

LIST OF ILLUSTRATIONS.......................................................1

   TAX ADDENDUM.............................................................1
   FORM A - UNPAID LOAN BALANCE FOR SEPARATED EMPLOYEE......................2

REVISED November 12, 2001                                              GAP 66-1

-------------------------------------------------------------------------------

                              GEORGIA POWER COMPANY
                         GENERAL ACCOUNTING PROCEDURE 66
                                  COMPANY LOANS
                          ----------------------------

                                  INTRODUCTION
                          ----------------------------

Purpose
-----------

                           The purpose of this procedure is to provide policies and guidelines on Company loans available to employees. Company loans are provided to assist employees in purchasing job related tools and equipment, personal computers, electric household products, and home energy efficient equipment.

Scope
-----------
                           This procedure defines the Employee Energy Express Program, Employee Computer Skills Promotion Program (Personal Computer Loan), and Employee Equipment Loan.

Policy
-----------

                           o The Company will provide loans to eligible employees for designated purchases as defined on the loan agreements.

                           o The total amount of all Company loans (i.e., personal computer, and employee equipment) cannot exceed $20,000.

                           o Company loans may be paid off early without penalty. For payroll deduction loans (excluding personal computer loans), payments cannot be processed in excess of the monthly deduction amount unless the loan is paid in full.

                           o The Company may deduct outstanding loans from a terminated employee's final payroll check.

                           o Failure to comply with the procedures and requirements for Company loans could result in disciplinary action.

REVISED November 12, 2001                                              GAP 66-2

-------------------------------------------------------------------------------





Tax
Implications
-----------

                           Under IRS regulations, an employee may be subject to a taxable fringe benefit resulting from the below market interest rate charged on Company loans. The employee will be treated as receiving taxable income if a loan exceeds $10,000 or if the loan causes the combined outstanding balances on all Company loans (including spouse) to exceed $10,000. The employee must sign a Tax Addendum form which will reflect the amount of taxable income the employee will receive. The taxable amount is included on the employee's Wage and Tax Statement (form W-2) and is subject to FICA withholding. Corporate Tax will provide the amount of additional taxable income the employee will receive. The signed addendum is forwarded to the loan coordinator in Financial Accounting & Reporting and a copy should also be provided to the employee.

REVISED November 12, 2001                                              GAP 66-3

-------------------------------------------------------------------------------




                           ----------------------------

                            EMPLOYEE COMPUTER SKILLS
                                PROMOTION PROGRAM
                          ----------------------------

Definition
-----------

                           The Employee Computer Skills Promotion Program (Personal Computer Loan) allows eligible employees to finance personal computer hardware, software and instructional material for use at home. The program is designed to encourage proficiency with personal computing among employees of Georgia Power Company. Loans are offered at three (3%) interest through the Company credit unions. Hardware and software primarily designed for entertainment cannot be financed under this program.

Eligibility
Requirements
-----------

                           o        The employee is a regular full-time
                                    employee.

                           o The employee has been employed with Georgia Power Company six (6) months or longer.

                           o The employee is a member of a participating credit union.

                           o Employees must meet credit requirements of the Company credit unions.

Terms of
Assistance
-----------

                           o The maximum lifetime loan amount is $5,000 and the minimum amount is $200.

                           o        Annual percentage rate of 3%.

REVISED November 12, 2001                                              GAP 66-4

-------------------------------------------------------------------------------





                           o Purchases are limited to one (1) personal computer, one (1) printer and one (1) modem. Employees may purchase additional equipment (i.e., personal computer, printer, etc.) provided the purchase is in accordance with the guidelines outlined in the Upgrading Equipment section.

                           o Furniture, game software and digital cameras are not in accordance to the guidelines for Personal Computer Loans.

                           o        Repayment of the loan is by payroll
                                    deduction on the second paycheck of each month. The minimum monthly payroll deduction is $20.

                           o        The minimum loan period is 6 months.

                           o        The maximum loan period is 36 months.

                           o The maximum number of loans outstanding during a 36 month period is three (3). The maximum number of months available for repayment for each loan will be determined by subtracting from 36 the number of months that elapsed since the initial date of purchase.

                                    NOTE:    An employee may obtain an
                                             additional loan for 36 months if
                                             the loan is used to upgrade
                                             existing personal computer
                                             equipment because of technological
                                             advancement.

                           o A new loan cannot be consolidated with an existing loan.

                           o The employee is not eligible for additional loans once the employee has reached the maximum loan amount of $5,000.

Applying for
a Personal
Computer Loan
---------------

                           STEP 1: The employee contacts a vendor to obtain invoice(s) and/or price quotation for the item(s) that will be purchased prior to applying for the loan.

REVISED November 12, 2001                                              GAP 66-5

-------------------------------------------------------------------------------




                           STEP 2:          The employee completes the
                                            Employee Computer Skills Promotion
                                            Program Equipment Approval form.


                           STEP 3: The invoices and Employee Computer Skills Promotion Program Equipment Approval form are forwarded to the employee's SHIPS User. The SHIPS User will verify the employee's eligibility requirements and check the employee's outstanding loan balances. If the new loan amount causes the employee's (including spouse) total loans to exceed
                                            $10,000, the SHIPS User will request
                                            the employee to sign the Tax
                                            Addendum form. The SHIPS User will
                                            forward the form to Corporate
                                            Accounting for approval.

                           STEP 4: The Employee Computer Skills Promotion Program Equipment Approval form is returned to the employee after approval by the SHIPS User and Corporate Accounting.

                           STEP 5: The employee will submit the approved form to the appropriate local credit union for loan application.

                                    NOTE:    Approval by Corporate Accounting
                                             and SHIPS User does not guarantee
                                             loan approvals by the credit
                                             unions.

                           STEP 6:          The employee completes the
                                            Authorization and Direction-Payroll
                                            Deduction Personal Computer
                                            Loan/Purchase Program Deduction
                                            provided by the credit union.

                           STEP 7:          If approved, the credit union
                                            will issue a check payable to both
                                            the employee and vendor.

Upgrading
Equipment
-----------

                           Employees may purchase an additional personal computer and associated equipment (i.e. printer, modem, hardware) if:

REVISED November 12, 2001                                              GAP 66-6

-------------------------------------------------------------------------------





                           o the old computer will not support standard Company applications, and

                           o the new computer is an upgrade to the current Company standard. Contact IR for information on Company standards.

                           Employees may obtain one (1) loan for the new equipment. If the employee has used the maximum loan period of 36 months on the initial loan, the new loan may be financed an additional 36 months. If the initial loan has not been paid off, the employee and credit union will negotiate a new payment schedule which cannot exceed 36 months. However, the maximum loan amount for all personal computer loans will remain $5,000. For example, if an employee has obtained personal computer loans totaling $3,000, he/she is only eligible to obtain $2,000 for an additional personal computer and associated equipment.

Termination Of
Employment
-----------

                           When an employee leaves the Company, the loan must be paid in full. However, with approval from the credit union, a personal computer loan may continue at the current market interest rate.

Paying Off
a Personal
Computer Loan
-----------

                           When canceling a personal computer loan deduction, the Authorization and Direction-Payroll Deduction Personal Computer Loan/Purchase Program Deduction is obtained from the credit union and completed. The balance must be paid in full when canceling the loan.

REVISED November 12, 2001                                              GAP 66-7

-------------------------------------------------------------------------------




                          ----------------------------

                               EMPLOYEE EQUIPMENT
                                      LOANS
                          ----------------------------

Definition
-----------

                           The Employee Equipment Loan is an interest free loan available to employees whose jobs require tools and equipment that are not provided by the Company.

Eligibility
Requirements
-----------

                           Employee's job requires tools and equipment that are not provided by the Company (i.e., safety shoes, climber belts, automotive tools, etc.).

Terms of
Assistance
-----------

                           o        Annual percentage rate of 0%.

                           o        The maximum loan period is twelve (12)
                                    months.

                           o The minimum monthly payroll deduction is $20.

                           o The minimum loan amount is $200 and the maximum loan amount is $1,500.

REVISED November 12, 2001                                              GAP 66-8

-------------------------------------------------------------------------------





Applying for an
Employee
Equipment Loan
-----------

                           STEP 1: Employee's purchase is documented on the Employee Equipment Purchases form

                                    NOTE:    If the new loan amount causes the
                                             employee's (including spouse) total
                                             loans (energy express, personal
                                             computer, etc.) to exceed $10,000,
                                             the Tax Addendum form must be
                                             completed.

                           STEP 2:  The loan coordinator in Financial
                                    Accounting & Reporting will document the appropriate account number on the invoice(s) to charge the equipment. The total invoice amount must equal the "Total Purchase Amount Including Tax " total on the Employee Equipment Purchase form. The invoice(s) for the purchase is approved as documented in GAP 54, Procurement Methods and Payment Approvals.

                                    NOTE:    For purchases made on a blanket
                                             purchase order, invoices must be
                                             forwarded by the vendor directly to
                                             the employee's work location.

                           STEP 3:  If the number of deductions is for three
                                    (3) months or less, the SHIPS User enters the deduction into SHIPS and forwards the form and original vendor invoice(s) to the loan coordinator. (SHIPS Instructions) https://peoplenet.southernco.com/secured
                                    /library/content/HRBRS/MGRS/PUBLIC/SHIPS
                                    /09-Payroll.doc

                                    If the number of deductions is for more than three (3) months and more than $200, the form and original vendor invoice(s) are forwarded to the loan coordinator to enter in SHIPS.

REVISED November 12, 2001                                              GAP 66-9

-------------------------------------------------------------------------------





                           STEP  4: The loan coordinator will forward the
                                    invoice(s) to Disbursement Accounting for payment.

Paying Off an
Employee
Equipment Loan
-----------

                           When an employee leaves the Company, the loan must be paid in full. It is the employee's responsibility to contact the loan coordinator for the pay off amount. If the employee is terminated, the unpaid balance is deducted from the employee's final pay check.

REVISED November 12, 2001                                              GAP 66-1

-------------------------------------------------------------------------------



                                  TAX ADDENDUM


I understand that this ______________________________ Loan will result in my (including spouse) total indebtedness under this program to exceed $10,000. Consequently, under Internal Revenue Service Regulations, the Company must calculate a taxable fringe benefit arising from the below market interest rate charged on the loan. The taxable amount will be included in my current year Wage and Tax Statement (Form W-2) and is subject to FICA withholding. The amount of additional taxable income, based on my requested loan amount, will be approximately $-----------.




                                      -------------------------------------
                                      EMPLOYEE SIGNATURE


                                      --------------------------------
                                      DATE

REVISED November 12, 2001                                              GAP 66-2

-------------------------------------------------------------------------------





                                     FORM A
                   UNPAID LOAN BALANCE FOR SEPARATED EMPLOYEE


DATE:                                   02/04/98

TO:                                     Mary Doe-Janes

EMPLOYEE NAME:                          Jamie Lewis

EMPLOYEE SSN:                           111-22-3333

DATE LOAN CLOSED:                       12/04/97

REASON:  Terminated                                         DATE:12/04/97

PAYOFF AMOUNT:                          $2,501.31

REMAINING INTEREST TO COLLECT:          $375.42

PREVIOUS PAYMENT WAS:                   $50.47

PAYMENTS REMAINING:                     57

INTEREST RATE FOR NEW LOAN:             13%

Attached is a copy of the Employee Assistance Loan Agreement originated in region or a copy of the Merchandise Loan Agreement (PowerPerks). Please indicate below the method of obtaining the payoff amount of this loan. Once the method of obtaining the payoff amount has been resolved, return this form to Loans, Financial Reporting, 241 Ralph McGill, Bin 10120. For questions, please call 404-506-1428.


PAID IN FULL  _________________(Attach Check)

-------------------------------------------------------------------------------

TRANSFERRED TO REVENUE ACCOUNTING:

SERVICE ACCT.  ________________________

         NSA  _____________________________

         DATE  ____________________________

                                                             Gulf Power Company

Management Procedure
--------------------------------------------------------------------------------
SUBJECT                        !   Number               !
                               !   230-001              !
                               !------------------------!-----------------------
EMPLOYEE ENERGY LOANS          !  Original Issue Date   !     Revision Date
                               !  01-15-79              !     01-01-01
                               !------------------------!-----------------------
                               !  Page                  !
                               !  1 of 2                !
--------------------------------------------------------------------------------



PURPOSE:

The Employee Energy Loan Program is designed to assist employees with the conversion of existing gas heating and water heating systems to electric heat pumps and electric water heaters.

PROCEDURE:

I.     ELIGIBILITY REQUIREMENTS

       A.  Borrowers

         o All regular full- and part-time employees of Gulf Power Company with at least six months of service.

         o Gulf Power employees on long-term disability, retirees, or their surviving spouses.

       B.  Residences

           Financing can only be used on an existing home that is the primary residence of the eligible participant. No second or vacation homes and no new homes will be allowed. However, the GoodCents Energy Loan can be used on other homes (contact a local Marketing representative).

         o        Employee must own and occupy the home.

         o Manufactured homes qualify if permanently located on land owned by the employee.

II.    EQUIPMENT

         o Heat Pump (including ductwork and associated wiring) -- 11 SEER minimum efficiency

         o        Electric Water Heating Equipment

         o Attic Insulation -- can only be financed in conjunction with the purchase and installation of an electric heat pump

         Electric heat pump or water heater must replace gas furnace or water heater. Eligible participant must convert heating system and water heating system to qualify.

III.   LOAN TERMS/REPAYMENT

         o        Interest free - 0 percent

         o        Minimum loan -- $1,500

         o        Maximum loan -- $10,000

         The loan can be financed on year-long intervals from two to five years based on loan amount. Loans less than $5,000 will be financed for a maximum of three years. Loans of $5,000 or more will be eligible for terms up to five years.

         The loan proceed check is made payable to the employee. The employee is responsible for remitting payment to the seller of the equipment.

         Payments will be payroll deducted twice monthly, except in the case of retirees, employees on long-term disability, and surviving spouses of former employees.

         Retirees, employees on long-term disability, and the surviving spouses of former employees will be billed monthly by Gulf Power Company Non-Service Billing (NSB).

                                                              Gulf Power Company

Management Procedure
--------------------------------------------------------------------------------
SUBJECT                        !   Number               !
                               !   230-001              !
                               !------------------------!-----------------------
EMPLOYEE ENERGY LOANS          !  Original Issue Date   !     Revision Date
                               !  01-15-79              !     01-01-01
                               !------------------------!-----------------------
                               !  Page                  !
                               !  2 of 2                !
--------------------------------------------------------------------------------






IV.    TERMINATION OF EMPLOYMENT OR RELOCATION

         o When an employee is given a severance package from the Southern Company system, the loan will be continued interest-free for the remaining term of the loan. A monthly payment request (NSB) will be issued to the departing employee.

         o Note: If an employee is terminated for cause or voluntarily separates from the Company or if the loan becomes delinquent by 60 days or more, the balance of the loan will become due immediately. Any collection procedures necessary to collect the debt will be taken.

V.     PAYMENT PROCESS

         Step I The employee contacts local Gulf Power Energy Consultant for equipment or material specifications to meet loan standards.

         Step II The employee completes an Employee Energy Loan Application available from the Marketing Energy Consultant. Completed loan application should be sent to Employee Energy Loan, Corporate Marketing, Bin 0231. Employee will be notified of loan status within 48 hours of receipt of application. Upon approval, employee may proceed with the installation of approved measures.

         Step III Upon completion, the employee should contact Energy
                  Consultant for job verification and submit invoice(s) for payment to Employee Energy Loan, Bin 231. Note: Loan applications expire after 60 days. After that time, a new application must be submitted.

         Step IV Upon receipt of the invoices, an Employee Energy Loan Agreement and Authorization for Payroll Deduction will be prepared by Corporate Marketing and mailed to the employee for signatures. Application must be signed by employee and spouse (if applicable).

         Step V Upon return of Employee Energy Loan Application and Authorization for Payroll Deduction and verification by Marketing Energy Consultant, Corporate Marketing will complete Accounts Payable voucher authorizing payment. Accounts Payable department will issue check to the employee. Corporate Accounting will make appropriate accounting entries to begin payroll deduction or Non-Service Billing.

         Step VI Employee or retiree is responsible for payment to the provider of the equipment or materials for which this loan is issued.

VI.      OTHER CONSIDERATIONS

         For all loans received prior to January 1, 1997, employees should direct requests for information to the Secretary and Treasurer. As the loan matures, the employee will be contacted to remit recording fees to cancel the second mortgage.

VII.     RESPONSIBILITY

         The Residential Marketing Manager is responsible for providing energy efficiency specifications to employees upon request.


                                         ------------------------------------
                                         Vice President - Marketing and
                                         Employee/External Affairs